                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  INNOSERV TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          INNOSERV TECHNOLOGIES, INC.
                             320 WESTWAY, SUITE 520
                             ARLINGTON, TEXAS 76018

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 17, 1996

                            ------------------------

    Notice is hereby given that the Annual Meeting of Shareholders of InnoServ Technologies, Inc. ("InnoServ") will be held in the Shamrock Meeting Room of the Arlington Hilton Hotel, located at 2401 East Lamar Boulevard, Arlington, Texas 76006, on September 17, 1996 at 2:00 p.m., Central Daylight Time, for the following purposes:

     1. To elect directors to hold office until the annual meeting of shareholders in 1997 and until their successors are elected and qualified;

     2. To take action with respect to any other matters which may properly come before the meeting or any adjournment(s) thereof.

    The Board of Directors' nominees for election as directors are: Thomas E. Carroll, Bernard J. Korman, Michael G. Puls, Dudley A. Rauch, Michael M. Sachs, Samuel Salen, M.D., Michael F. Sandler and David A. Wegmann.

    The enclosed proxy is solicited by the Board of Directors of InnoServ. Holders of common stock of record at the close of business on August 21, 1996 are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. In order to constitute a quorum for the conduct of business at the meeting, holders of a majority of all the outstanding shares of InnoServ's common stock must be present in person or be represented by proxy.

    You are encouraged to attend the meeting in person, but if you cannot do so, you are requested to complete, date and sign the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

                                            By Order of the Board of Directors

                                                    SAMUEL SALEN, M.D.
                                               VICE CHAIRMAN AND SECRETARY

Arlington, Texas
August 30, 1996

                          INNOSERV TECHNOLOGIES, INC.
                             320 WESTWAY, SUITE 520
                             ARLINGTON, TEXAS 76018

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 17, 1996

                            ------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement is furnished to shareholders of InnoServ Technologies, Inc., a California corporation ("InnoServ"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of InnoServ (the "Board of Directors") for use at the Annual Meeting of Shareholders of InnoServ to be held at 2:00 p.m., Central Daylight Time, on September 17, 1996 in the Shamrock Meeting Room of the Arlington Hilton Hotel, located at 2401 East Lamar Boulevard, Arlington, Texas 76006 or at any adjournment(s) thereof (the "Annual Meeting") for the purposes set forth below and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, together with the form of proxy, are being mailed on or about August 30, 1996 to InnoServ's shareholders of record as of the close of business on August 21, 1996.

    A shareholder signing and returning the enclosed proxy has the power to revoke it at any time before it is exercised by (1) attending the Annual Meeting and voting in person, (2) duly executing and delivering a proxy for the Annual Meeting bearing a later date, or (3) delivering written notice of revocation to the Secretary of InnoServ at 320 Westway, Suite 520, Arlington, Texas 76018 prior to exercise of the enclosed proxy at the Annual Meeting.

    InnoServ will bear the entire cost of this solicitation of proxies, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone by directors, officers or employees of InnoServ, who will receive no additional compensation for such services.

                                 ANNUAL REPORT

    Concurrently herewith, InnoServ is providing to each shareholder of record as of August 21, 1996, a copy of its Annual Report for the year ended April 30, 1996, including audited financial statements. The Annual Report does not form any part of the material for the solicitation of proxies. Shareholders of InnoServ may obtain, without charge, a copy of InnoServ's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended April 30, 1996, by writing to Investor Relations, InnoServ Technologies, Inc., 320 Westway, Suite 520, Arlington, Texas 76018.

                             PRINCIPAL SHAREHOLDERS

    The close of business on August 21, 1996 is the record date for determination of holders of InnoServ's common stock, $.01 par value (the "Common Stock"), entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. On that date, there were outstanding and entitled to vote 5,035,833 shares of Common Stock.

    The following table sets forth information as of August 1, 1996 with respect to beneficial ownership of InnoServ's Common Stock by (i) each director and nominee for election as director, (ii) each

Named Executive Officer described under "Executive Compensation," (iii) all directors and executive officers as a group, and (iv) each person known to InnoServ to be the beneficial owner of five percent or more of the outstanding shares of Common Stock.

                                                                  NUMBER OF SHARES      PERCENTAGE
NAME AND ADDRESS (1)                                             BENEFICIALLY OWNED    OWNERSHIP (2)
- ---------------------------------------------------------------  ------------------  -----------------
Dudley A. Rauch................................................     1,067,232(3)               21%
Samuel Salen, M.D. ............................................       340,157(4)                7%
Michael G. Puls................................................         2,400                   *
Thomas E. Hoefert..............................................             0                   *
Thomas E. Carroll..............................................     2,351,438(5)               44%
Bernard J. Korman..............................................        23,000(6)                *
Michael M. Sachs...............................................       134,312(7)                3%
Michael F. Sandler.............................................     2,356,438(5)(6)            44%
David A. Wegmann...............................................        13,961(8)                *
MEDIQ Incorporated.............................................     2,351,438(9)               44%
  One MEDIQ Plaza
  Pennsauken, NJ 08110
All directors and officers as a group (9 persons)..............     3,937,500(10)              73%

- ------------------------
* Less than one percent
NOTES:

(1) Except as otherwise indicated, the address of each person is c/o InnoServ Technologies, Inc., 320 Westway, Suite 520, Arlington, Texas 76018 and each person has sole voting and investment control with respect to the shares listed.

(2) Percent of shares of Common Stock outstanding at August 1, 1996. Shares subject to purchase pursuant to warrants and stock options exercisable at such date or within 60 days thereafter are deemed to be outstanding for purposes of calculating the percentage, where applicable.

(3) Includes 52,868 shares held by Cecilia B. Rauch, Mr. Rauch's spouse; 13,743 shares held by the Rauch Family Foundation over which Mr. Rauch exercises shared voting and investment powers; and 26,322 shares held by the Henry E. Rauch Trust of 1994 over which Mr. Rauch exercises sole voting and investment powers. Mr. Rauch disclaims beneficial ownership of all such shares. Also includes 11,900 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 1, 1996.

(4) Of such shares (i) 121,962 shares of Common Stock are held by the Salen Family Trust of 1995, (ii) 97,105 shares are owned by MSB Radiology Medical Group, Inc. Profit Sharing Trust, (iii) 96,990 shares are owned by MSB Radiology Medical Group, Inc. Pension Trust, (iv) 11,000 shares are owned by MSB Radiology Medical Group, Inc. ("MSB"), and (v) 2,200 shares are held by Dr. Salen's son. Also includes 10,900 shares subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 1, 1996. Dr. Salen, as a trustee, exercises shared voting and investment control over the shares held by the Salen Family Trust of 1995, MSB Radiology Medical Group, Inc. Profit Sharing Trust and MSB Radiology Medical Group, Inc. Pension Trust. Dr. Salen exercises shared voting and investment control over the shares held by MSB. Dr. Salen disclaims beneficial ownership of the 2,200 shares held by his son.

(5) Includes 2,026,438 shares of Common Stock and 325,000 shares of Common Stock issuable upon exercise of a warrant held by MEDIQ Incorporated ("MEDIQ"). Messrs. Carroll and Sandler are directors, executive officers and shareholders of MEDIQ and, as such, share voting and investment control over such shares. Messrs. Carroll and Sandler disclaim beneficial ownership of such shares.

(6) Includes 2,000 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 1, 1996.

(7) Includes 2,860 shares of Common Stock owned by Mr. Sachs' spouse and 1,210 shares held by Mr. Sachs as trustee of a trust, as to which shares Mr. Sachs disclaims beneficial ownership. Also includes 11,900 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 1, 1996.

(8) Includes 11,900 shares of Common Stock subject to outstanding options issued pursuant to the 1992 Stock Incentive Plan which were, or become, exercisable within 60 days of August 1, 1996.

(9) Includes 325,000 shares of Common Stock issuable upon exercise of a warrant held by MEDIQ. Bessie G. Rotko, Michael J. Rotko, Judith M. Shipon, and PNC Bank, National Association, as Trustees under an Agreement of Trust dated November 18, 1983, are the indirect beneficial owners of shares of common and preferred stock representing approximately 19% and 56% of MEDIQ's shares outstanding, respectively, and may therefore be deemed "controlling persons" of MEDIQ. The address of the Trustees is c/o MEDIQ Incorporated, One MEDIQ Plaza, Pennsauken, New Jersey, 08110.

(10) Includes 50,600 shares of Common Stock subject to outstanding options issued pursuant to stock options which were, or become, exercisable within 60 days of August 1, 1996. Directors and officers, as a group, disclaim beneficial ownership of 2,450,641 shares.

                                     VOTING

    Holders of Common Stock are entitled to one vote per share on each matter submitted to or acted upon by the shareholders at the Annual Meeting except for cumulative voting rights with respect to the election of directors (see "Election of Directors"). The presence, either in person or by proxy, of the holders of 2,517,917 shares of Common Stock, being a majority of the outstanding shares of Common Stock entitled to vote, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted for the election of the Board of Director's nominees and with respect to any other matters, in the discretion of the proxy holders as indicated on the proxy.

                             ELECTION OF DIRECTORS

    The directors of InnoServ are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualified. Shareholders are entitled to a cumulative voting right in the election of directors. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote. Such votes may be cast for one nominee or distributed among two or more nominees. The eight nominees for director receiving the highest number of votes at the meeting will be elected.

    No shareholder shall be entitled to cumulate votes for a nominee unless such nominee's name has been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting prior to the voting of the intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate votes. By delivering an executed proxy, a shareholder gives the persons named in the accompanying proxy discretionary authority to cumulate votes in the election of directors.

    The nominees for election as directors, all of whom are presently directors except for Mr. Carroll, are set forth below. InnoServ has no reason to believe that any nominee for election will not be able to serve his prescribed term. Should any nominee become unavailable to serve, the proxies solicited hereby may be voted for election of such other person as shall be designated by the Board of Directors.

                                                                                                     DIRECTOR OF
                                                                                                      INNOSERV
NAME                                            AGE                      POSITION                       SINCE
- ------------------------------------------      ---      -----------------------------------------  -------------
Dudley A. Rauch (1)(2)....................       55      Director, Chairman of the Board of
                                                         Directors                                         1981
Samuel Salen, M.D. (2)....................       55      Director, Vice Chairman of the Board of
                                                         Directors and Secretary                           1981
Michael G. Puls...........................       46      President and Chief Executive Officer;
                                                         Director                                          1995
Thomas E. Carroll (3).....................       52      Nominee for Director                                --
Bernard J. Korman (2).....................       64      Director                                          1994
Michael M. Sachs (1)(2)...................       55      Director                                          1981
Michael F. Sandler (1)(2)(3)..............       50      Director                                          1994
David A. Wegmann (2)......................       49      Director                                          1983

- ------------------------
NOTES:

(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation and Stock Option Committee of the Board of Directors.

(3) Pursuant to the Agreement of Merger and Plan of Organization dated August 3, 1994 ("Agreement of Merger"), MEDIQ has the right, subject to qualification by InnoServ, to designate two individuals to be nominated for election to the Board of Directors of InnoServ. Messrs. Carroll and Sandler are the individuals so designated by MEDIQ. MEDIQ's right to designate two nominees exists until the shares of Common Stock received by MEDIQ pursuant to the Agreement of Merger are distributed by MEDIQ to its stockholders. A Registration Statement on Form S-3 has been filed, but not declared effective, with the Securities and Exchange Commission in order to provide MEDIQ the opportunity to distribute such shares. In the Agreement of Merger, MEDIQ agreed to distribute the shares within 60 days after the Common Stock is registered.

    Further information with respect to the nominees and directors is set forth below:

    Mr. Rauch has been a private investor since 1992. Previously, Mr. Rauch served as President and Chief Executive Officer of InnoServ from 1981 and was elected Chairman and appointed Chief Executive Officer in 1986. He resigned as Chief Executive Officer in 1992.

    Dr. Salen is a radiologist and the President of MSB Radiology Medical Group, Inc., a private physician's group practice. Dr. Salen served as interim President and Chief Executive Officer of InnoServ from March 1995 to December 1995.

    Mr. Puls became President and Chief Executive Officer of InnoServ in December 1995. Before joining InnoServ, Mr. Puls was a Group Director of Venture Projects for Senmed Medical Ventures, a manager of commercialization processes for advanced medical technologies, from January 1995 to December 1995. Mr. Puls was the President and Chief Executive Officer of EnviroSurgical, Inc., an early-stage medical device company, from January 1993 to December 1994 and an independent consultant to medical device and service companies from July 1991 to December 1992. He also served as the Vice President of Business Development for EZEM Corporation, a provider of radiology products, from January 1989 to June 1991.

    Mr. Carroll has been the President, Chief Executive Officer and a director of MEDIQ Incorporated ("MEDIQ"), a healthcare services company, since 1995. Formerly he was the President and Chief Operating Officer of MEDIQ/PRN Life Support Services, Inc. ("MEDIQ/PRN") from 1994 to 1995 and Executive Vice President and Chief Operating Officer of MEDIQ/PRN from 1990 to 1994.

    Mr. Korman was President, Chief Executive Officer and a director of MEDIQ from 1980 to 1996. He is Chairman of the Board of Directors of NutraMax Products, Inc., a consumer health care products company and also serves as a director of MHM Services, Inc., a provider of behavioral health management services, The New America High Income Fund, a financial services company, The Pep Boys, Inc., a supplier of automotive parts and supplies, Today's Man, Inc., a retail men's clothing company and Omega Healthcare Investors, Inc., a real estate investment trust.

    Mr. Sachs is the Chairman and Chief Executive Officer of Westrec Properties, Inc., which owns and manages marinas. From 1982 to 1990, Mr. Sachs was Executive Vice President, Director and General Counsel of Public Storage, Inc., a rental storage facilities company.

    Mr. Sandler, a certified public accountant, has been Senior Vice President, Finance and Chief Financial Officer since November 1988, Treasurer since 1991, and director since March 1994, of MEDIQ. He has served as Vice President and a director of NutraMax Products, Inc. since July 1990, and as Vice President and Chief Financial Officer of PCI Services, Inc. since September 1991. He has served as Vice President, Treasurer and a director of MEDIQ/PRN since May 1992, and also served as Chief Financial Officer of MEDIQ/PRN from January 1989 to September 1992. Mr. Sandler is also a director of MHM Services, Inc.

    Mr. Wegmann has been a private investor since 1988. Mr. Wegmann serves on the Board of Directors of Compression Labs, Incorporated, a manufacturer of digital video compression hardware and Plantronics, Inc., a manufacturer of telephone headset equipment.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    During the fiscal year ended April 30, 1996, the Board of Directors of InnoServ had an Audit Committee and a Compensation and Stock Option Committee.

    The Audit Committee's functions include (i) reviewing and approving the scope and general extent of the annual audit, the audit procedures utilized and the basis for determining the compensation to be paid to the independent auditors, (ii) recommending to the Board of Directors the engagement of the independent auditors for the ensuing year, (iii) reviewing and reporting to the Board of Directors concerning the results of the annual audit conducted by the independent auditors, (iv) reviewing and reporting to the Board of Directors concerning InnoServ's policies and procedures relating to accounting and financial controls, (v) inquiring of appropriate personnel of InnoServ and of the independent auditors as to deviations from or failures to fulfill the corporation's responsibilities relating to accounting policies, internal controls and financial reporting practices. The Committee held two meetings during the 1996 fiscal year.

    The Compensation and Stock Option Committee reviews salaries, bonuses and other aspects of executive compensation and administers InnoServ's Incentive Stock Option Plan. The Committee held three meetings during the 1996 fiscal year.

    InnoServ does not have a Nominating Committee.

    The Board of Directors of InnoServ held ten meetings during the 1996 fiscal year. Each incumbent director attended all such meetings and all meetings held by all committees of the Board of Directors on which the director served.

                           COMPENSATION OF DIRECTORS

    Directors who are not officers receive $3,500 per quarter and $1,000 for each Board of Directors or Committee meeting attended. Also, under the 1992 Stock Incentive Plan, on the first business day following InnoServ's annual meeting of shareholders, each nonemployee director is automatically granted options to purchase shares of Common Stock equal to the lesser of (a) 3,000 shares of Common Stock and (b) the number of shares of Common Stock that have an aggregate fair market value of $20,000 on the date of grant. Directors who are officers receive no additional compensation.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of InnoServ as of August 1, 1996.

                                                                                            SERVED AS AN
NAME                                AGE                       POSITION                     OFFICER SINCE
- ------------------------------      ---      ------------------------------------------  ------------------
Michael G. Puls...............       46      President and Chief Executive Officer,        December 1995
                                             Director
Thomas E. Hoefert.............       43      Vice President and Chief Financial Officer     January 1996

    Each officer serves until a successor has been chosen or until the officer's earlier resignation or removal. There is no family relationship among any of the above executive officers or the directors of InnoServ. A summary of the employment history of Mr. Puls appears above under the heading "Election of Directors".

    Mr. Hoefert became Vice President and Chief Financial Officer of InnoServ in January 1996. Prior thereto, Mr. Hoefert was employed by Recognition International Inc., a manufacturer of document processing equipment and solutions, as Vice President and Chief Financial Officer from 1994 to 1996 and as Vice President and Controller from 1989 to 1994.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation paid or accrued by InnoServ for InnoServ's chief executive officer and other executive officers (the "Named Executive Officers") for services in all capacities for each of the three years in the period ended April 30, 1996.

                                                                                          LONG-TERM
                                                          ANNUAL COMPENSATION           COMPENSATION
                                                 -------------------------------------     AWARDS/
NAME AND                                                                 OTHER ANNUAL      OPTIONS       ALL OTHER
PRINCIPAL POSITION                      YEAR       SALARY       BONUS    COMPENSATION     (SHARES)     COMPENSATION
- ------------------------------------  ---------  -----------  ---------  -------------  -------------  -------------
Michael G. Puls (1).................       1996  $    68,974  $       0        *           150,000      $  90,481(2)
  President, Chief Executive Officer
  and Director
Samuel Salen, M.D. (3)..............       1996  $   160,146  $       0   $   6,846(4)           0      $  17,279(5)
  President, Chief Executive               1995  $    37,480  $       0   $  22,000(4)       3,000(4)   $       0
  Officer and Vice Chairman of the
  Board of Directors
Thomas E. Hoefert (6)...............       1996  $    43,846  $       0        *            25,000      $       0
  Vice President and Chief Financial
  Officer
James P. Butler (7).................       1996  $    68,590  $       0        *                 0      $  62,356(8)
  Vice President, Finance and              1995  $   100,000  $   5,000        *            10,000      $       0
  Chief Financial Officer

- ------------------------
NOTES:

* Perquisites and other personal benefit amounts are not required to be reported in Other Annual Compensation if not exceeding $50,000 or ten percent of the executive's annual salary and bonus.

(1) Mr. Puls has served as President and Chief Executive Officer of InnoServ since December 27, 1995.

(2) Represents payments for relocation assistance in conjunction with the commencement of Mr. Puls' employment with InnoServ.

(3) Dr. Salen served as interim President and Chief Executive Officer of InnoServ from March 13, 1995 to December 26, 1995, during which period InnoServ searched for a new Chief Executive Officer to replace Mr. Alan Margulis who resigned from that position on March 13, 1995.

(4) Directors fees earned by and options to purchase Common Stock granted to Dr. Salen during the periods he was a nonemployee director of InnoServ.

(5) Payment for accrued vacation in conjunction with Dr. Salen's termination of employment.

(6) Mr. Hoefert became a Vice President and Chief Financial Officer of InnoServ effective January 17, 1996.

(7) Mr. Butler acted as Vice President, Finance and Chief Financial Officer from July 1, 1994 to January 5, 1996.

(8) Includes $50,000 paid to Mr. Butler as severance compensation and a $11,756 payment for accrued vacation in conjunction with his separation from the employment of InnoServ. Also includes $600 for contributions to the InnoServ Technologies, Inc. Savings and Retirement Plan.

STOCK OPTION GRANTS

    The following table sets forth certain information concerning stock option grants in fiscal 1996 to the Named Executive Officers.

                                           INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                       ---------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                      PERCENTAGE OF                                 RATES OF STOCK PRICE
                                      TOTAL OPTIONS                               APPRECIATION FOR OPTION
                         OPTIONS       GRANTED TO        EXERCISE                           TERM
                         GRANTED      EMPLOYEES IN         PRICE      EXPIRATION  ------------------------
NAME                   (SHARES) (1)    FISCAL YEAR     ($ PER SHARE)     DATE         5%           10%
- ---------------------  -----------  -----------------  -------------  ----------  -----------  -----------
Michael G. Puls......     150,000             40%        $   3.625      12/26/05  $   342,000  $   866,597
Thomas E. Hoefert....      25,000              7%        $   3.500      01/24/06  $    55,029  $   139,452

- ------------------------
NOTES:

(1) Options become exercisable in equal installments over a three year period. Options may be exercised for cash and/or other shares of InnoServ's Common Stock in the sole discretion of InnoServ's Compensation and Stock Option Committee.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information concerning the fiscal year-end value of unexercised options held by each Named Executive Officer. No options were exercised by the Named Executive Officers in fiscal 1996.

                                                    NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                     OPTIONS AT YEAR-END       OPTIONS AT YEAR-END (1)
                                                  --------------------------  --------------------------
NAME                                              EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------------------------  -----------  -------------  -----------  -------------
Michael G. Puls.................................          --        150,000    $       0     $       0
Samuel Salen, M.D...............................       9,800          3,100    $   2,228     $       0
Thomas E. Hoefert...............................          --         25,000    $       0     $   3,125

- ------------------------
NOTES:

(1) Calculated using the closing price of the Common Stock on April 30, 1996 of $3.625 per share.

EMPLOYMENT AGREEMENTS

    InnoServ has letter agreements with Messrs. Puls and Hoefert which provide that if the employment of the executive is terminated by InnoServ for any reason other than cause (as defined in the agreements), then InnoServ must pay a severance payment by the continuation of the executive's then current monthly salary and continued participation in InnoServ's medical and insurance plans for twelve months in the case of Mr. Puls and six months in the case of Mr. Hoefert. The agreements also contain a two year covenant not to compete following termination of employment.

    The agreements with Messrs. Puls and Hoefert also provide that, in the event of termination of the executive's employment with InnoServ without cause within six months following a "change of control" of InnoServ (as defined in the agreements), the executive will receive a severance payment as provided for above and, in the case of Mr. Puls, a one-time payment equivalent to Mr. Puls's prior year's bonus. The agreements also provide for immediate vesting of all the executive's stock options upon such change of control.

    Effective March 13, 1995, Mr. Alan Margulis resigned from his position as President and Chief Executive Officer of InnoServ and entered into a separation agreement with InnoServ which provides that InnoServ will pay to Mr. Margulis a severance compensation of approximately $72,000 on each of January 5, 1996, January 5, 1997 and January 5, 1998. The Separation Agreement also terminated other certain agreements between Mr. Margulis and InnoServ.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

    InnoServ applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of InnoServ result from the coordinated efforts of all individuals working toward common objectives. InnoServ strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

    The goals of the compensation program are to align compensation with business objectives and performance, and to enable InnoServ to attract, retain and reward executive officers who contribute to the long-term success of InnoServ. InnoServ's compensation program for executive officers is based on the same principles applicable to compensation decisions for all employees of
InnoServ:

    - InnoServ compensates competitively.

    - InnoServ is committed to providing a pay program that helps attract and retain the best people in the industry.

    - InnoServ pays for relative sustained performance.

    - Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and company values are fostered.

    - InnoServ strives for fairness in the administration of compensation.

    In light of InnoServ's compensation levels, the provisions of the Revenue Reconciliation Act of 1993 which, under some circumstances, do not allow publicly held corporations to take a tax deduction for remuneration of its executive officers over $1 million per year have no effect on InnoServ's compensation philosophy.

COMPENSATION METHODS

    InnoServ utilizes a compensation program that consists of cash and equity based compensation.

    InnoServ sets base salary for employees by reviewing the aggregate of base salary for competitive positions in the market. InnoServ does not have a defined annual bonus plan, but makes an annual review of each senior management employee's performance based on InnoServ's compensation philosophy as well as InnoServ's performance to determine any amount to be awarded to such employee as a bonus.

    InnoServ also has an incentive stock option program, the purpose of which is to provide additional incentives to employees to work to maximize shareholder value. The incentive stock option program also utilizes vesting periods to encourage key employees to continue in the employ of InnoServ. Senior management employees of InnoServ are evaluated annually based upon individual performance and the performance of InnoServ to determine if the awarding of incentive stock options is appropriate.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Based upon the Committee's evaluation of Mr. Puls's past experience, input received from the executive recruiting firm retained to conduct the search for a new Chief Executive Officer as to comparable compensation in the market, and the Committee's expectations with respect to Mr. Puls's future contributions to the furtherance of InnoServ's goals and objectives in a turnaround situation, and on other factors, including the pay levels of former Chief Executive Officers and Mr. Puls's overall compensation package, the Committee set Mr. Puls's annual base salary at $200,000 and granted to him options to purchase 150,000 shares of Common Stock.

CONCLUSION

    The Committee believes this executive compensation program serves the interests of shareholders and InnoServ effectively. The compensation vehicles are appropriately balanced to provide increased motivation for executives to contribute to InnoServ's overall future success, thereby enhancing the value of InnoServ for the shareholders.

                                         COMPENSATION AND STOCK OPTION COMMITTEE

                                          Dudley A. Rauch, Chairman
                                          Samuel Salen, M.D.
                                          Bernard J. Korman
                                          Michael F. Sandler
                                          Michael M. Sachs
                                          David A. Wegmann

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires InnoServ to include in this Proxy Statement a linegraph presentation comparing cumulative, five-year shareholder returns with an overall stock market index (Standard & Poors 500 Index) and either a nationally recognized industry standard or an index of peer companies selected by InnoServ. InnoServ believes the various published indices available for the healthcare industry are not representative of the market in which InnoServ operates and it is not practical to construct a peer issuer index as InnoServ's competitors are the service organizations of medical equipment manufacturers and third party maintenance service companies, only one of which is known to have publicly traded stock. Therefore, the Board of Directors has approved the use of the Standard & Poors Industrial Index which contains both medical equipment manufacturers and healthcare providers as its peer group index. The table below compares the total return during the five years ended April 30, 1996 of the Common Stock of InnoServ to the Standard & Poors 500 Index and the Standard & Poors Industrial Index, assuming an initial investment of $100 in each of the above at their closing prices on April 30, 1991 and assuming the reinvestment of all dividends, if any. The performance shown is not necessarily indicative of future performance.

                            TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       INNOSERV TECHNOLOGIES,
                                INC.              S&P 500   S&P INDUSTRIALS
Starting Basis 1991            $100.00             $100.00       $100.00
1992                             49.33              114.03        113.65
1993                            102.58              124.56        119.50
1994                             96.24              131.19        127.30
1995                             65.44              154.10        152.16
1996                           $ 70.29             $200.66       $196.74

                                 OTHER MATTERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no interlocks between InnoServ and other entities involving InnoServ's executive officers and directors and those of other entities. No member of the Compensation and Stock Option Committee is an officer or former officer of InnoServ, except for Mr. Rauch who was the President and Chief Executive Officer of InnoServ from 1981 to 1992 and Dr. Salen who was the interim President and Chief Executive Officer of InnoServ from March 13, 1995 to December 26, 1995.

INDEPENDENT AUDITORS

    Ernst & Young LLP served as InnoServ's independent auditors for the year ended April 30, 1996. A representative of that firm is expected to be at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired. The representative will also be available to respond to appropriate questions from shareholders.

SHAREHOLDERS PROPOSALS

    Any proposal of a shareholder intended to be presented at InnoServ's 1997 Annual Meeting of Shareholders must be received by InnoServ for inclusion in the Proxy Statement and form of Proxy for that meeting no later than April 25, 1997.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES AND EXCHANGE ACT OF 1934

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, officers and directors of InnoServ and persons who beneficially own more than 10 percent of a registered class of InnoServ's equity securities are required to file with the Securities and Exchange Commission and furnish to InnoServ reports of ownership and changes in ownership of all classes of InnoServ's equity securities. Based solely on its review of the copies of such reports received by it during or with respect to the year ended April 30, 1996, InnoServ believes that all reports required to be filed during or with respect to the 1996 fiscal year, or prior fiscal years, by any person who was an officer, director or beneficial owner of more than 10 percent of a registered class of its equity securities at any time during the 1996 fiscal year were filed timely, except that Mr. Puls filed a Form 3 on January 27, 1996, which due date was January 8, 1996, and Dr. Salen filed a Form 4 on February 7, 1996, which due date was November 10, 1995.

MISCELLANEOUS

    As of the date of this Proxy Statement, there are no other matters to be brought before the Annual Meeting. Should any other matters come before the Annual Meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

                                            By Order of the Board of Directors

                                                    SAMUEL SALEN, M.D.
                                               VICE CHAIRMAN AND SECRETARY

Arlington, Texas
August 30, 1996

PROXY

                         INNOSERV TECHNOLOGIES, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INNOSERV TECHNOLOGIES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON SEPTEMBER 17, 1996.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement (the "Proxy Statement"), each dated August 30, 1996 and the Annual Report to Shareholders, and revoking all prior proxies, hereby constitutes and appoints Michael G. Puls and Thomas E. Hoefert and each of them, with full power of substitution, attorneys-in-fact and proxies of the undersigned to represent the undersigned and to vote all the shares of Common Stock, $.01 par value, of InnoServ Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders in the Shamrock Meeting Room of the Arlington Hilton Hotel, located at 2401 East Lamar Boulevard, Arlington, Texas 76006, on September 17, 1996 at 2:00 p.m., Central Daylight Time, or at any adjournment(s) thereof, in the following manner:


                             FOLD AND DETACH HERE

                                                              Please mark
                                                             your votes as
                                                              indicated in
                                                              this example  X

FOR all nominees listed below     WITHHOLD AUTHORITY to vote
(except as marked to the          for all nominees listed above.
contrary below)

1.   Election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 1.

Nominees: Thomas E. Carroll, Bernard J. Korman, Michael G. Puls, Dudley A. Rauch, Michael M. Sachs, Samuel Salen, M.D., Michael F. Sandler and David A. Wegmann.

(INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name on the space provided below.) If you do not withhold authority to vote for the election of any nominee, your proxies will vote FOR all nominees listed above.

__________________________________________


2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, the proxies are authorized to vote with respect to any matter which may properly come up before the Annual Meeting.


                                     DATED: ______________________ , 1996

                                     ____________________________________
                                                    SIGNATURE

                                     ____________________________________
                                                    SIGNATURE

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREIN. IF THERE IS MORE THAN ONE OWNER OF THE SHARES REPRESENTED, ALL OWNERS SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD INDICATE THEIR FIDUCIARY CAPACITY OR FULL TITLE IN SIGNING.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE SO THAT IT MAY BE COUNTED AT THE ANNUAL MEETING ON SEPTEMBER 17, 1996.


                                 FOLD AND DETACH HERE